Red Mile Resources Fund Limited Partnership
c/o Red Mile Resources Inc.
Suite 620 — 1001 13 Avenue S.W.
Calgary, Alberta
T2R 0L5

September 29, 2004

Taseko Mines Limited
1020, 800 West Pender Street
Vancouver, British Columbia
Canada, V6C 2V6

Dear Sirs:

In consideration of the mutual covenants herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Taseko Mines Limited (“Taseko”) and Red Mile Resources Fund Limited Partnership (“RMRF”) agree as follows with respect to certain services that have been, and continue to be, provided by Taseko to RMRF (the “Services”).

1.	Payment and Services

Taseko and RMRF acknowledge that:

(a)
RMRF is engaged in the business of participating in various resource activities, including oil and gas exploration and/or development and mining activities (including the acquisition of royalty interests in Canadian mineral tenures) and to further such business activities, RMRF wishes to engage Taseko to provide the Services as set forth below in accordance with the terms and conditions of this Agreement:

a.
identifying potential (i) mineral tenures owned by Canadian resource companies, in which RMRF may directly or indirectly acquire a royalty interest and/or (ii) oil and gas opportunities in which RMRF may directly or indirectly acquire a working interest;

	b.	co-ordinating and facilitating arrangements between RMRF and the owners / operators of such resource properties; and

	c.	providing references to Canadian resource companies when reasonably requested.

(b)
In providing the Services, Taseko shall make available the services of senior officers, including its President, together with its Professional Staff, including its contractors and consultants, on a reasonable basis; and

(c)
As compensation for Taseko for providing Services and making available the services of its senior officers, including its President, together with its Professional Staff, including its contractors and consultants, RMRF has agreed to pay to Taseko

	a.	an amount equal to $1,968,034 on September 29, 2004,

	b.	an amount equal to $5,250,000 on or before December 15, 2004, and

	c.	an amount equal to $165,000 on or before February 15, 2005

2	General

(a)
Each of the parties hereto warrants that it has the capacity to enter into this agreement and perform all its obligations hereunder, that it has been duly authorized to do so by all appropriate actions required of it and that the performance of all of its obligations hereunder will not contravene any laws, regulations or other rules binding upon it

(b)
Each of the parties hereto will execute all documents and do all things reasonably required to give effect to the purposes of this agreement forthwith upon its receipt of a request of the other side to do so.

(c)
This agreement shall be binding upon the parties hereto as well as their successors and assigns. None of the parties hereto may assign this agreement to any other party, except the right to be paid money and except as necessary to give effect to this agreement, without the consent of the other party hereto, which consent will not be unreasonably withheld.

(d)	the term of this Agreement shall commence upon the execution hereof and extend until December 31, 2004 or such later date as may be agreed.

(e)	The terms of this agreement are strictly confidential and may not be disclosed without the express written consent of the other party hereto.

(f)
This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Columbia.

(g)	This agreement may be executed in one or more counterparts, each of which shall constitute an original hereof and which together shall constitute one agreement.

RED MILE RESOURCES INC in its own capacity and in
its capacity as general partner on behalf of all the
limited partners of RED MILE RESOURCES FUND
LIMITED PARTNERSHIP

By:	/s/ signature

TASEKO MINES LIMITED

By:	/s/ signature